POWER OF ATTORNEY

     The undersigned hereby constitute and appoint Marie E. Connolly, Richard
W. Ingram, Christopher J. Kelly, Kathleen K. Morrisey, Michael S. Petrucelli and Elba Vasquez, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of each Fund enumerated on Exhibit A hereto (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



______________________________     February 12, 1998
Joseph S. DiMartino


______________________________          February 12, 1998
Gordon J. Davis


______________________________          February 12, 1998
David P. Feldman


______________________________          February 12, 1998
Lynn Martin


______________________________          February 12, 1998
Daniel Rose


______________________________          February 12, 1998
Philip L. Toia


______________________________          February 12, 1998
Sander Vanocur


______________________________          February 12, 1998
Anne Wexler



______________________________          February 12, 1998
Rex Wilder